SCHEDULE II

   				  INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

            				SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-INTERPORE INTERNATIONAL

        MJG ASSOCIATES, INC.
                       6/18/04            5,000-           14.5000
 	    GABELLI PERFORMANCE PARTNERS
                       6/18/04           20,000-           14.5000
          GABELLI INTERNATIONAL LTD
                       6/18/04            8,000-           14.5000
  GABELLI SECURITIES, INC.
                       6/18/04            7,000-           14.5000
    GABELLI MULTIMEDIA PARTNERS
                       6/18/04              500-           14.5000
          GABELLI ASSOCIATES FUND
                       6/18/04          327,299-           14.5000
                       6/18/04            4,500            14.4706
                       6/16/04            5,200            14.4692
          GABELLI ASSOCIATES LTD
                       6/18/04          480,775-           14.5000
                       6/18/04            6,725            14.4706
                       6/16/04            7,174            14.4692
          GABELLI FUND, LDC
                       6/18/04            2,500-           14.5000
          GAF II
                       6/18/04           11,500-           14.5000
          GABELLI EUROPEAN PARTNERS, LTD
                       6/18/04            8,000-           14.5000
          ALCE PARTNERS
                       6/18/04              500-           14.5000
        GAMCO INVESTORS, INC.
                       6/18/04          197,500-           14.5000
                       6/18/04              500-           14.4900
                       6/18/04          875,135-           14.5000
                       6/17/04           15,700            14.4700
        GABELLI ADVISERS, INC.
                       6/18/04           80,000-           14.5000
        GABELLI FUNDS, LLC.
               GABELLI MATHERS FUND
                       6/18/04            1,000-           14.5000
               GABELLI SMALL CAP GROWTH FUND
                       6/18/04           55,000-           14.5000
               GABELLI EQUITY INCOME FUND
                       6/18/04            5,000-           14.5000
               GABELLI ASSET FUND
                       6/18/04           10,000-           14.5000
               GABELLI ABC FUND
                       6/18/04           35,000-           14.5000


(1) THE DISPOSITIONS ON 6/18/04 WERE IN CONNECTION WITH THE
ACQUISITION DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE
13D. UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS WERE
EFFECTED ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.